UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

EVERYDAY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor
New York, NY 10014
(Address of principal executive office)

(646) 728-9500
(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 21, 2016, Everyday Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ziff Davis, LLC, a Delaware limited liability company (“Parent”), Project Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and j2 Global, Inc., a Delaware corporation ("Guarantor"). The board of directors of the Company has unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than November 1, 2016, to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $10.50 per Share in cash (the “Offer Price”), without interest, subject to any required withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that the number of Shares tendered in the Offer, considered together with all other Shares (if any) otherwise owned by Purchaser, must represent one more than 50% of the total number of Shares outstanding at the time of the consummation of the Offer, including for the purposes of this calculation (x) the total number of shares issuable to holders of Company Options (defined below) from which the Company has received notices of exercise prior to the expiration of the Offer plus (y) the aggregate number of Shares issuable upon the deemed or pending exercise, if any, prior to or at the expiration of the Offer, of any warrants from which the Company has received notices of exercise prior to the expiration of the Offer and (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligations of Parent and Purchaser to complete the Offer and the Merger are not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by the Company, Parent, Purchaser or any of their respective wholly owned subsidiaries or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest, subject to any required withholding of taxes.

Pursuant to the Merger Agreement, as of the Effective Time, each of the Company's stock options ("Company Options") that is then outstanding, vested and unexercised shall be cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to the vested portion of such Company Option immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option. No holder of a Company Option that is unvested or has an exercise price per Share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each restricted stock unit providing for settlement in Shares (the “Company RSU”) that is outstanding and vested as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of the vested portion of such Company RSU immediately prior to the Effective Time (taking into account any acceleration of vesting) multiplied by (ii) the Merger Consideration.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the time at which the Purchaser accepts, for the first time, for payment and pays for such number of Shares validly tendered and not properly withdrawn as satisfies the Minimum Condition (the “Offer Acceptance Time”) and the termination of the Merger Agreement, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals. The Guarantor has guaranteed to the Company, the due and punctual observance, payment, performance and discharge of the obligations of Parent and Purchaser pursuant to the Merger Agreement.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of $15.18 million (the “Termination Fee”). A superior offer is a bona fide written proposal pursuant to which a third party would acquire, among other acquisition structures set forth in the Merger Agreement, 50% or more of the voting power of the Company on terms that the board of directors of the Company determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) are more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures and contractual obligationsset forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such action would result in a a breach of the directors fiduciary duties, payment of the Termination Fee by the Company and the execution of a definitive agreement by the Company with such third party.

Additional Information

The foregoing descriptions of the Merger Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between the Company and Parent; the expected timetable for completing the transaction; and strategic and other potential benefits of the transaction. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied; that required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; and other factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K.

About the Tender Offer

THIS CURRENT REPORT ON FORM 8-K IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMPANY’S COMMON STOCK. THE TENDER OFFER DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED.

At the time the offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The Offer, the related letter of transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s web site, at http://www.sec.gov. Free copies of these materials and certain other offering documents will be sent to the Company’s stockholders by the information agent for the offer.

THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Additional Information and Where to Find It

In addition to the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and the SEC’s website at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 21, 2016, by and among Everyday Health, Inc., Ziff Davis, LLC, Project Echo Acquisition Corp. and j2 Global, Inc.
99.1	Press release dated October 21, 2016.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: October 21, 2016	By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 21, 2016, by and among Everyday Health, Inc., Ziff Davis, LLC, Project Echo Acquisition Corp. and j2 Global, Inc.
99.1	Press release dated October 21, 2016.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.